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                                                                    Exhibit 10.2

                             GOTO-IN-A-BOX AGREEMENT

This GoTo-in-a-Box Agreement (the "Agreement") is entered into and effective as of April 15, 2001, by and between MICROSOFT CORPORATION, a Washington corporation, located at One Microsoft Way, Redmond, WA 98052 ("Microsoft") and GOTO.COM, INC., a Delaware corporation located at 74 N. Pasadena Avenue, Third Floor, Pasadena, CA 91103 ("Company").

RECITALS

Company owns and makes available to Internet users a search service enabling Web users to conduct searches to locate information on the Internet.

Microsoft wishes to provide its end-users of the MSN Search Pane the ability to access Company's Search Service in accordance with the terms and conditions of this Agreement.

AGREEMENT

1.      DEFINITIONS

1.1 "Baseline Click Through Rate" means the greater of (i) [*] and (ii) [*] of the Trial Period Click Through Rate. Both parties shall mutually determine and confirm in writing the Baseline Click Through Rate anytime before the entering into the GTIAB Term. If the parties agree to enter into the Enhanced Placement as set forth in Exhibit A Section C (or as otherwise agreed between the parties), the Baseline Click Through Rate shall be adjusted to [*].

1.2 "Click Through" means an end-user action associated with clicking on Company Search Results on the MSN Search Pane.

1.3 "Click Through Rate" means the percentage of Queries that end-users click on Company Search Results, measured over a [*] period.

1.4 "Company Search Results" mean the results that Company Search Service returns in response to an end-user Query.

1.5     "Effective Date" means April 15, 2001.

1.6 "GoTo-in-a-Box (GTIAB) Term" means the twelve (12) month period commencing upon July 1, 2001, following the completion of the Trial Period Term, during which Microsoft will provide [*] Queries ("Guaranteed Queries"). If Microsoft does not deliver all of the Trial Period Guaranteed Queries during the Trial Period, and if the parties choose to commence the GTIAB Term, then the under-delivered Trial Period Guaranteed Queries will be added to the Guaranteed Queries.

1.7 "Gross Revenue" means all amounts recognized by Company for Click Throughs immediately after an end-user performs a search or initiates a Query, less (i) credit card charges, (ii) bad debt (which shall not exceed [*]% of the total amount recognized by Company for Click Throughs) and (iii) any refunds Company pays to its advertisers.

1.8 "IE 4.x or 5.x" means the United States versions of Microsoft Internet Explorer version 4.0 or 5.0 as applicable and any subsequent updates to such versions, and any other version (and update thereto) of Microsoft Internet Explorer released during the Term that offers any MSN Search Pane (except for versions that offer Search Services that are exclusively provided by and branded by other third

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        parties).

1.9     "Impression" means an end-user visible exposure of the MSN Search Pane.

1.10 "Look and Feel" means the general appearance and operation of the MSN Search Pane.

1.11 "MSN Search Pane" means an MSN-branded Search Pane that all Search Pane users use except those who were assigned to an alternative search provider or chose an alternative search provider. The MSN Search Pane exhibits functionality exclusively determined by MSN as is shown in Exhibit A.

1.12 "Paid Search Results" mean Company Search Results paid for by Company's advertisers.

1.13 "Primary Web Site" means the Company Web site currently located at the URL http://www.goto.com, or any successor site thereof.

1.14 "Restricted Terms" mean terms related to adult content for which Company will not return Company Search Results.

1.15 "Query" means an end-user action associated with clicking on a space provided for submitting a search on the MSN Search Pane. The end-user action may be preceded by the insertion of text into a space provided for such a purpose. For the avoidance of doubt, searches performed by a bot, macro program, Internet agent or other automated means are not associated with an end-user action and therefore do not constitute a Query.

1.16 "Search Button" means the button featured as part of IE 4.x or 5.x that is accessible to end-users and is labeled "Search" (or similar term) or such other successor features implemented by Microsoft which provide a similar function.

1.17 "Search Pane" means the section within the Web page that is delivered to end-users when they click the Search Button contained within IE 4.x and 5.x. The Search Pane contains all its elements within a vertical rectangle 200 pixels wide by 430 pixels tall (the default size of the IE4 and IE 5 Panes). The Pane is a very small space, and is intended to be as functional as possible.

1.18 "Search Service" means a service that performs searches of a database of URLs and/or the Internet based on requests submitted over the Internet.

1.19 "Term" means the period during which Microsoft will deliver Queries to Company, commencing on the Effective Date and continuing through (i) the Trial Period Term or (ii) the GTIAB Term if the parties mutually agree to extend as set forth in Section 2.3, unless earlier terminated or extended as provided in this Agreement.

1.20 "Trademarks" means Company's Search Service logos as set forth on Exhibit C and the Company trade names that are owned by or licensed to Company and provided by Company to Microsoft under this Agreement.

1.21 "Trial Period Click Through Rate" means the percentage of Queries that end-users click on Company Search Results over the Trial Period Term.

1.22 "Trial Period Term" means the initial period commencing upon the Effective Date and ending June 30, 2001, during which time Microsoft will provide [*] Queries ("Trial Period Guaranteed Queries").

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2.      OBLIGATIONS

2.1 Provided that Company satisfies its obligations as set forth in this Agreement and the Exhibits attached hereto, Microsoft will place the Company's Search Service within the MSN Search Pane in accordance with the specifications set forth in Exhibit A: Company Search Service Placement Specifications, and Exhibit B: Service Level Agreement. Microsoft will ensure that all Queries initiated by end-users in the MSN Search Pane during the Term will be made available to Company to enable Company to return Company Search Results, subject to Company meeting its performance and related obligations under Exhibit B. In no event will Microsoft be obligated to make available to Company Queries that consist of Restricted Terms.

2.2 Company hereby grants to Microsoft non-exclusive, non-transferable, limited, royalty free, worldwide limited rights to use and display the Trademarks in the Company Search Results section of the MSN Search Pane (see Exhibit A for a screen shot of MSN Search Pane) solely in connection with the display of Company Search Results, subject to Company Trademark Guidelines set forth in Exhibit C.

2.3 GTIAB Term. This Agreement will be automatically extended into the GTIAB Term unless on or before June 15, 2001, one party notifies the other that it does not wish to so extend, in which case this Agreement will expire on the later of (i) June 30, 2001 or (ii) when Microsoft has delivered all of the Trial Period Guaranteed Queries.

2.4 Company understands that the MSN Search Pane is not the only branded Search Pane; however, Microsoft will ensure that any reallocation of traffic among various Search Pane providers will not intentionally jeopardize Company's receipt of all of the Guaranteed Queries during GTIAB Term.

3.      PAYMENTS, REPORTING, AND AUDITS

3.1     For the Trial Period Term, Company will pay to Microsoft the greater of
        (i) [*] and (ii) [*] percent ([*]%) of Gross Revenue during the Trial Period Term. Company will pay to Microsoft the [*] in a lump sum on or before forty-five (45) days after the Effective Date. At the end of the Trial Period Term, a reconciliation will take place, and if [*] is less than [*] percent ([*]%) of Gross Revenue, Company will pay Microsoft the difference within forty-five (45) days after the end of the Trial Period Term. If Microsoft fails to deliver the guaranteed Queries within the Trial Period Term, then (i) if the parties do not extend their relationship into the GTIAB Term, Microsoft will continue to provide Company placement on the MSN Search Pane -- at no additional cost to Company -- until the Trial Period Guaranteed Queries are delivered; and
        (ii) if the parties do extend their relationship into the GTIAB Term, the undelivered Trial Period Guaranteed Queries will be added to the Guaranteed Queries.

3.2 For the GTIAB Term, Company will pay to Microsoft the greater of (i) [*] ("Fixed Payment") and (ii) [*] percent ([*]%) of Gross Revenue during the GTIAB Term ("Revenue Share Payment"). Company will pay to Microsoft the [*] in monthly installments of [*]. Each monthly installment will be due on the thirtieth (30th) day of each calendar month (or if the thirtieth day falls on a non-business day, the first business day thereafter). At the end of each calendar quarter during the GTIAB Term, Company will pay to Microsoft within forty-five (45) days an amount equal to (a) [*]% of total Gross Revenue to date minus (b) [*] minus (c) the [*]. If Microsoft fails to deliver the Guaranteed Queries by the end of the GTIAB Term, Microsoft will continue to provide Company placement on the MSN Search Pane until the Guaranteed Queries are delivered. During such extension period, Company will not be required to make any additional Fixed Payments but Company will continue to be required to make Revenue


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        Share Payments to the extent that [*]% of Gross Revenue exceeds [*]. If
        Microsoft and Company agree to Enhanced Placement as set forth in Section C of Exhibit A, then the figures in this Section 3.2 will be adjusted accordingly.

3.3 Reporting. On a monthly basis during the Term, Company shall report to Microsoft the number of Queries, the number of Click Throughs, and the Gross Revenue generated by GTIAB end-users. Such reporting shall be completed for each such month during the Term no later than [*] days following the end of the month.

3.4 All payments and reports pursuant to this Agreement shall be sent to Microsoft at:

                         [*]


3.5 Audit. Microsoft reserves the right to review at any time Company's records related to the amount of payment under this Agreement. Such review must be through an independent nationally recognized certified public accounting firm reasonably acceptable to both parties, which firm shall sign Company's reasonable Non-Disclosure Agreement, and occur during business hours upon at least five (5) business days' notice. Such audit shall be conducted in accordance with generally accepted auditing standards. Any such audit may occur a maximum of once per year (unless an audit reveals an underpayment as set forth below), and will be at Microsoft's expense, unless the audit concludes an underpayment of [*] percent ([*]%) or more has occurred. In the case of underpayment by [*] percent ([*]%) or more, Company will (i) both pay for the underpayment and reimburse Microsoft for the cost of the audit, and (ii) Microsoft will have the right to conduct a second audit.

4.      NON-EXCLUSIVITY; CONFIDENTIALITY; PRESS RELEASES

4.1 This Agreement is non-exclusive. Nothing in this Agreement will be construed as restricting either party's ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for itself, content, software, news, sites, search services, search results or the like, which is the same or similar to that contemplated by this Agreement, or to market, promote and distribute same in addition to that contemplated by this Agreement.

4.2 The parties acknowledge and agree that the terms and conditions of the Microsoft Corporation Non-Disclosure Agreement dated as of August 7, 1998 ("NDA") entered into by and between the parties are incorporated into this Agreement as if fully set forth herein and that all of the terms of this Agreement (including but not limited to its existence) and all discussions, reports and negotiations related thereto are considered Confidential Information as defined in the NDA. In the event that any of the incorporated terms of the NDA are inconsistent with or conflict with this Agreement, then the terms of this Agreement shall control.

4.3 Notwithstanding Section 4.2 above, each party further agrees that the incorporated restrictions in the NDA with respect to Confidential Information shall survive the termination of this Agreement. Each party may disclose the terms and conditions of this Agreement to its employees, affiliates and its immediate legal and financial consultants on a need to know basis as required in the ordinary course of that party's business, provided that such employees, affiliates and/or legal and/or financial



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        consultants agree in writing in advance of disclosure to be bound by the
        NDA and this Section 4, and may disclose Confidential Information as required by government or judicial order, provided each party gives the other party prompt notice of such order and complies with any protective order (or equivalent) imposed on such disclosure.

4.4 Each party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure or use of Confidential Information and that each party may seek, without waiving any other rights or remedies, such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

4.5 The parties anticipate issuing a joint press release, or separate press releases, regarding this Agreement. Neither party may issue a press release or make a public announcement(s) relating to either this Agreement or the relationship established by this Agreement without the express prior written consent of the other party, which consent will not be unreasonably withheld or delayed. If an objection to such a press release or public announcement(s) is not received within five (5) business days after notice of one party to the other, consent will be deemed granted. There will be no press release or public announcement relating to this Agreement during the Trial Period Term.

4.6 During the Term, should Microsoft need to respond to public criticism relating to this Agreement or any actions under this Agreement, Microsoft will be the sole respondent. However Microsoft shall not make any statements relating to the Agreement without first receiving written approval from Company, which consent shall not be unreasonably withheld. If Company does not provide written comments to Microsoft with [*] of receipt of a request from Microsoft, approval from Company shall be deemed granted.

4.7 Notwithstanding Section 4.5, Company shall have the right to notify its advertisers and potential advertisers of the general nature of the Agreement (including Company 's estimate of the increase in traffic) in order to encourage both Company's advertisers to increase their spending with Company and potential advertisers to advertise with Company.

5.      WARRANTIES AND INDEMNIFICATION

5.1 Company. Company warrants and represents that: (i) Company has sufficient authority to enter into this Agreement, (ii) all materials delivered by Company to Microsoft and/or to end-users accessing the Search Service through IE 4.x and/or 5.x pursuant to this Agreement including without limitation the Trademarks, Search Service UI, and/or, solely with respect to its relationship with Microsoft under this Agreement, search results do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party; (iii) solely with respect to its relationship with Microsoft under this Agreement, the Company Search Results provided to Microsoft for inclusion in the MSN Search Pane do not and will not contain any libelous, or materially false or misleading statements and do not otherwise infringe on the rights of any third party; (iv) the Search Service and all actions occurring as a result of the Search Service are in compliance with all applicable laws; and (v) Company will not permit to appear in, or be uploaded to any Microsoft property or equipment, including the Pane, any messages, data, images or programs, that would violate the property rights of others, including unauthorized copyrighted text, images, programs or trade secrets or other confidential and/or proprietary information, or trademarks or service marks used in an infringing fashion. Notwithstanding anything in this Agreement, Company makes no warranty with respect to content of third party Web sites that end-users may link to via Company's Search Services results. Company shall indemnify and defend or, at its option, settle (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation) all third party claims, suits or proceedings brought against Microsoft by a third party and arising from or related to any breach by Company of the warranties set forth in this
        Section 5.1, provided that Microsoft cooperates as set forth in Section
        5.3. In the event that Microsoft receives notice which alleges that the Search Service



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        or any portion thereof or any materials delivered hereunder (a) violate any applicable laws, and/or (b) infringe the copyrights, trademarks, service marks or any other proprietary right of any third party, Microsoft shall notify Company of such allegation and Company shall have 24 hours (or one business day, whichever is longer) from receipt of notice in which to resolve such matters. If Company has not resolved such matters within 24 hours (or one business day, whichever is longer) from receipt of notice, Microsoft reserves the right to immediately remove the Company's Search Service from the MSN Search Pane, pending the earlier of satisfactory resolution of such matters (e.g. the Company's discontinuing or suspending of such material from Company's Search Services) or Company's written notice to Microsoft that Company has determined such allegations are meritless and therefore Company will continue inclusion of such material in Company's Search Service. Any implementation of such suspension shall take place only on Microsoft's servers without changing user preferences on users' computers and that such implementation does not disable Microsoft's ability to reverse the suspension. No payments will be due during the period Company's Search Services are suspended and the Term of this Agreement will be extended on a day for day basis for every day the Search Services are suspended. Microsoft will use reasonable efforts to assist Company in resolution of such matters. In the event that Company is in material breach of the warranties set forth in this Section 5.1(ii), (iii) or (v) and such breach relates solely to Company Search Results that cannot be suspended or removed by Company, then Microsoft's remedies for such breach shall be limited to, at Microsoft's option, (A) requiring Company to fulfill its indemnity obligation as set forth in this section; (B) if the breach occurs during the GTIAB Term, suspending inclusion of Company Search Results with the MSN Search Pane in which case payments by Company will also be suspended, and/or (C) terminating this Agreement in accordance with Section 7.3 provided that if Microsoft elects to terminate this Agreement during the Trial Period Term then Company shall receive a refund based on the percentage of the remaining Trial Period Guaranteed Queries from the time of notification.

5.2 Microsoft. Microsoft warrants and represents that (i) Microsoft has sufficient authority to enter into this Agreement and (ii) all materials delivered by Microsoft to Company pursuant to this Agreement, if any, do not infringe the copyrights, trademarks, service marks or any other proprietary right of any third party. Microsoft shall indemnify and defend or, at its option, settle (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation) all third party claims, suits or proceedings brought against Company by a third party and arising from or related to any breach by Microsoft of the warranties set forth in this Section 5.2, provided that Company cooperates as set forth in Section 5.3.

5.3 Indemnification Process. If any action shall be brought against either party (the "Indemnified Party") in respect to which defense may be sought from the other party (the "Indemnifying Party") pursuant to the provisions of this Section 5, the Indemnified Party shall promptly notify the Indemnifying Party in writing, specifying the nature of the action and the total monetary amount sought or other such relief as is sought therein. The Indemnified Party shall cooperate with the Indemnifying Party at the Indemnifying Party's expense in all reasonable respects in connection with the defense of any such action. The Indemnifying Party may upon written notice to Indemnified Party undertake to conduct all proceedings or negotiations in connection therewith, assume the defense thereof, and if it so undertakes, it shall also undertake all other steps or proceedings to settle or defend any such action, including the employment of counsel which shall be reasonably satisfactory to Indemnified Party, and payment of all expenses. Indemnified Party shall have the right to employ separate counsel at Indemnified Party's own expense and participate in the defense.

5.4 THE ABOVE WARRANTIES ARE THE ONLY WARRANTIES MADE BY THE PARTIES. EACH PARTY DISCLAIMS ANY AND ALL OTHER WARRANTIES OR REPRESENTATION EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, TITLE, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING,


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        COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT MICROSOFT HAS NOT MADE
        ANY EXPRESS OR IMPLIED REPRESENTATIONS, ASSURANCES AND/OR WARRANTIES REGARDING THE NUMBER OF CLICK THROUGHS OR WEB PAGE VIEWS WHICH MAY BE GENERATED BY THE IMPRESSIONS DELIVERED HEREUNDER AND THAT COMPANY HAS NOT RELIED ON ANY STATEMENTS BY MICROSOFT OR ANY THIRD PARTIES IN RELATION THERETO IN ENTERING INTO THIS AGREEMENT.

6.      LIMITATION OF LIABILITIES

        NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, ARISING OUT OF OR RELATED TO THIS AGREEMENT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, AND THE LIKE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS SECTION SHALL NOT APPLY TO EITHER PARTY'S (A) ABILITY TO OBTAIN INJUNCTIVE OR OTHER EQUITABLE RELIEF; (B) CONFIDENTIALITY OBLIGATIONS UNDER SECTION 4; AND (C) LIABILITY FOR DAMAGES OR SETTLEMENT AMOUNTS EACH PAID TO THIRD PARTIES UNDER THE INDEMNIFICATION SECTION SET FORTH IN SECTION 5.

7.      RENEWAL AND TERMINATION

7.1 Term. This Agreement shall commence on the Effective Date and continue through the Term unless earlier terminated as provided in this Section 7 or unless extended as provided in Sections 3.1 and 3.2.

7.2 Renewal. If either party desires to extend the GTIAB Term, then such party shall give written notice to the other party no later than [*] days prior to the expected expiration date. If either party gives such notice, the parties shall negotiate the terms and conditions of such extension in good faith for a [*] day period beginning on the date the receiving party receives such notice. If no such notice is given or if the parties fail to reach an agreement on such extension prior to the expiration date following the giving of such notice, this Agreement shall terminate as set forth in Section 7.1.

7.3 Termination For Cause. In addition to any other rights and/or remedies that either party may have under the circumstances, all of which are expressly reserved, either party may terminate this Agreement immediately upon written notice at any time if:

        (a) The other party is in material breach of any material warranty, representation, term, condition or covenant of this Agreement, other than those contained in Section 4.2 and 4.3, and fails to cure that breach within [*] days after written notice thereof; or

        (b)     The other party is in material breach of Section 4.2 or 4.3; or

        (c) Either party makes any assignment for the benefit of creditors or suffers or permits the commencement of any form of receivership proceeding; or has any petition under any bankruptcy law filed against it, which petition is not dismissed within sixty (60) days of such filing; or has a trustee or receiver appointed for its business or assets or any part thereof.



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7.4     Termination Without Cause. Within the Trial Period Term Microsoft shall have the sole right to terminate without cause this Agreement at any time upon forty eight (48) hours prior written notice to Company. Either party shall have the right to decline without cause entering the GTIAB Term upon written notice to the other party no less than fifteen (15) days prior to the end of the Trial Period Term. Neither party shall be responsible to the other for any costs or damages resulting from the termination of this Agreement pursuant to this Section 7.4.

7.5 Effect of Termination. In the event of termination or expiration of this Agreement for any reason, Sections 4, 5, 6, 7.5 and 8 shall survive termination. For the avoidance of doubt, if Microsoft terminates this Agreement pursuant to Section 7.3, Company shall not be required to pay payments not yet due pursuant to Section 3.1 and Section 3.2. If Microsoft terminates this Agreement pursuant to Section 7.4 or if Company terminates this Agreement pursuant to Section 7.3, Microsoft will refund the applicable guarantee prorated based on the number of Queries delivered to Company versus the number of Trial Period Guaranteed Queries or Guaranteed Queries, as applicable. Upon termination both parties shall, upon written request, return or certify destruction of Confidential Information of the other party. Neither party shall be liable to the other for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.

8.      GENERAL

8.1 Independent Contractors. The parties are independent contractors with respect to each other, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, agency relationship or a joint venture between the parties.

8.2 Governing Law. This Agreement shall be governed by the laws of the State of Washington as though entered into by Washington residents and to be performed entirely within the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

8.3 Assignment. Except to the surviving entity in a merger or consolidation in which an assigning party participates or to a purchaser of all or substantially all of an assigning party's assets, so long as such surviving entity or purchaser shall expressly assume in writing the performance of all of the terms of this Agreement, neither party may assign this Agreement, in whole or in part, without the prior written approval of the other party. Such approval shall not be unreasonably withheld or delayed. Any attempted assignment, sub-license, transfer, encumbrance or other disposal not in conformance with this Section 8.3 shall be void and shall constitute a material default and breach of this Agreement.

8.4 Construction. In the event that any provision of this Agreement conflicts with governing law or if any provision is held to be null, void or otherwise ineffective or invalid by a court of competent jurisdiction, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against either party. The section headings used in this Agreement are intended for convenience only and shall not be deemed to affect in any manner the meaning or intent of this Agreement or any provision hereof.

8.5 Notices. All notices and requests in connection with this Agreement shall be given in writing and shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:


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      To Company:                                 To Microsoft:

      [*]                                         [*]


        or to such other address as a party may designate pursuant to this notice provision.

8.6 Force Majeure. Neither party will be responsible for any delay or failure to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, earthquake, fire, supplier shortage, Internet outage, floods or accidents.

8.7 Entire Agreement. This Agreement does not constitute an offer by Microsoft and it shall not be effective until signed by both parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement does not affect the Premier Search Services Agreement dated January 21, 2000 (as amended January 21, 2001) between Microsoft and Company which remains in full force and effect. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Company and Microsoft by their respective duly authorized representatives. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorized representative of the waiving party.

The parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

MICROSOFT CORPORATION                        GOTO.COM, INC.

/s/ Cory H. Van Arsdale                      /s/ Todd Tappin
--------------------------------             --------------------------------
By (signature)                               By (signature)
Cory H. Van Arsdale                          Todd Tappin
--------------------------------             --------------------------------
Name (print)                                 Name (print)
GM, MSN Business Development                 CFO
--------------------------------             --------------------------------
Title                                        Title
4/27/01                                      4/24/01
--------------------------------             --------------------------------
Date                                         Date


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Company Search Services Agreement

                                    EXHIBIT A

                 COMPANY SEARCH SERVICE PLACEMENT SPECIFICATIONS

A.      DESCRIPTION OF SEARCH SERVICE

The parties acknowledge that Microsoft will display all Company Search Results delivered by Company for any particular Query up to a maximum of three (3) on the MSN Search Pane, which will substantially conform with the Look and Feel shown below in Figure 1. If Company has fewer than three (3) Company Search Results, Company will send one, two, or zero Company Search Results for Microsoft's inclusion on the MSN Search Pane. During the Trial Period Term, the MSN Search Pane and the Company Search Results shall appear as shown in Figure 1 unless changes are mutually agreed upon by both parties.

B.      GENERAL MICROSOFT OBLIGATIONS / BASIC PLACEMENT

Figure 1 shows the ordering of the Search Pane elements. That is, from top to bottom, the elements will be a search box --where an end-user can easily enter and submit a query with the words "Search the Web" or similar words--Featured Sites, Company Search Results, and other elements, which may include Web Directory and Web Crawl links. Company Search Results will have the heading "Sponsored Links," but the heading may be modified by mutual agreement of the parties. Microsoft retains the right to decide the overall Look and Feel of the MSN Search Pane. However, Microsoft shall not modify any aspect of the Company Search Results (including the data contained therein), and shall ensure that the Company Search Results appear in the same internal order as provided by Company and are displayed together without other content of any kind between Company Search Results. Microsoft shall provide consistent presentation: [*]. Each Company Search Result will feature a full title with a maximum length of 40 characters and a full description of up to 190 characters. The full description will be evident when an end-user mouses over Company Search Results (see Figure
1).

                                    FIGURE 1

                        Ordering of Search Pane Elements

                        [SCREENSHOT OF MSN SEARCH PAGE]



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Company Search Services Agreement

During the Term, Microsoft will make reasonable commercial efforts not to make design changes (including, but not limited to, [*]) that reduce the Click Through Rate. If during the Term, any design or other change initiated by Microsoft causes the Click Through Rate to experience a decline greater than [*]%, and upon written notification from Company, Microsoft will make commercially reasonable efforts within a [*] period to return the Click Through Rate to where it was immediately prior to the design or other change. If, after this [*] period, the Click Through Rate is less than the Baseline Click Through Rate, and upon written notification from Company, Company's payment requirements under Section 3.2 will be reduced by a corresponding percentage for the period of time that the Click Through Rate remains below the Baseline Click Through Rate.

C.      ENHANCED PLACEMENT

During the GTIAB Term, Microsoft may make available to Company the option to have Company Search Results at the top of the MSN Search Pane, above Featured Sites in the space substantially similar to Featured Sites as shown in Figure 1. If Microsoft decides, at its sole discretion, to make such an offer, it will make the aforementioned offer in writing, along with initial placement assurances. Company will have five (5) business days to respond in writing. If Company and Microsoft agree to elevate Company's Search Results to the top of the Search Pane, above Featured Sites in the space substantially similar to Featured Sites as shown in Figure 1, all other terms and conditions would apply as for the GTIAB Term, except rather than a guarantee of [*] annual rate, the guarantee to Microsoft would become [*] payable in equal monthly installments on an annual pro rata basis. That is, the revised monthly payments would be [*].

D.      GENERAL COMPANY OBLIGATIONS

Company shall send only Paid Search Results to Microsoft unless otherwise mutually agreed to by the parties.

Company shall ensure that Company Search Results presented to MSN Search Pane end-users, other than test Company Search Results, are at least one of the following: (i) not different from the search results presented to Company end-users who initiate the identical search query on the Primary Web Site and
(ii) of comparable quality when compared to results provided on the Primary Web Site.

Company shall not deliver Company Search Results for Restricted Term Queries (unless the parties agree otherwise). Microsoft has provided to Company a list of Restricted Terms, which Company has accepted. [*].

During the Term with [*] notice, Microsoft may direct Company to remove certain Company Search Results from appearing on the MSN Search Pane if, in Microsoft's reasonable discretion, the Company Search Results are [*] or link to content which is, by law, defamatory, obscene, profane or pornographic or in any way violate any applicable law.


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Company Search Services Agreement

                                    EXHIBIT B

                             SERVICE LEVEL AGREEMENT

ROLE/RESPONSIBILITY                   EMAIL ALIAS   EMAIL ADDRESS            NAME
-------------------                   -----------   -------------            ----
Runtime Partner Management (MSN       [*]           [*]                      [*]
Search)
Site Manager (MSN Search)             [*]           [*]                      [*]
Test Lead (MSN Search)                [*]           [*]                      [*]
Operations Senior Engineer (MSN       [*]           [*]                      [*]
Search)
Operations Engineer (MSN Search)      [*]           [*]                      [*]


MSN SEARCH FAULT TOLERANCE FEATURES

Microsoft will monitor the availability of the GoTo-in-a-Box service. If service is too slow to respond or if the service is not available for a period of time as defined below, Microsoft will turn off the GoTo-in-a-Box results rendering.

Site responsiveness and availability will be monitored on a continuous basis. Monitoring consists of calling a designated URL on a live server. This URL is as follows:

[*]

Microsoft will call the designated URL every [*], if either of the two conditions below exist, an alert is triggered and Microsoft will automatically turn off the feature. The conditions are

[ ]     latency passes a threshold of [*] for [*] consecutive get requests, or,

[ ]     the designated URL is unavailable for a period of [*]

If the conditions above trigger an alert and the feature is turned off, Microsoft will inform GoTo according to the support escalation process during normal business hours. If the problem is at GoTo's end, Microsoft will wait for acknowledgement from GoTo that the problem has been fixed before it reinstates the GoTo-in-a-Box feature. If the problem is at Microsoft's end, Microsoft will make commercially reasonable efforts to fix the problem and reinstate the GoTo-in-a-Box feature within a reasonable period of time.

The monitoring calls Queries will not count as either Trial Period Guaranteed Queries or Guaranteed Queries under this Agreement. While the GoTo-in-a-Box service is turned off, no Queries are sent by Microsoft.

Based on monitoring data and actual site performance, these limits may be refined as needed. Any changes will be agreed upon by both parties in writing.


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Company Search Services Agreement

OPERATIONAL EXPECTATIONS

The operational requirements for GoTo include the following:

    [ ] System Availability

    [ ] System Performance

    [ ] Capacity Planning

SYSTEM AVAILABILITY

The system availability of GoTo-in-a-Box includes online availability, planned downtime, and unplanned downtime:

    [ ] ONLINE AVAILABILITY. The time that GoTo-in-a-Box is available to MSN
        Search users.

    [ ] PLANNED DOWNTIME. There is no planned downtime (except for Planned
        Maintenance as described below).

    [ ] UNPLANNED DOWNTIME. On occasion, a service can experience a problem that causes the application to be unavailable. This is unplanned downtime.

GoTo commits to meet [*] percent on-line availability [*]. That is, GoTo should measure Online Availability and determine whether:

        ([*] Hours of Unplanned Downtime + [*] Hours of Planned Downtime) /[*] < [*]%

In other words, GoTo will track Online Availability, and measure success against a [*]% benchmark.

[*], a third-party, real-time Internet performance measurement services vendor, or an equivalent service will monitor the availability of the designated test URL [*]. In addition, Microsoft Search operations will work with GoTo to enable site and route monitoring between the companies' data centers.

Within [*] months of entering into this agreement, GoTo will make reasonable commercial efforts to make available to Microsoft online (web based) monitoring data to show current system availability and performance from the Microsoft network. The preferred method would be a time-based graphical display of current traffic statistics. Microsoft can provide technical guidance to GoTo for implementation of this feature. This monitoring will not be used to measure site responsiveness and availability under this SLA. GoTo makes no warrantees or guarantees of the availability or performance of the monitoring tool as described above.

GoTo also has regular, scheduled maintenance:

    [ ] Planned Maintenance. Planned Maintenance shall not exceed [*] per month.
        GoTo scheduled down time for maintenance will occur every [*].

SYSTEM PERFORMANCE

GoTo-in-a-Box must meet performance criteria for query latency:

    [ ] Query latency should be less than [*] all Queries requested. Query latency is the time between when a query request is sent and when a result is returned. It includes any network latency, actual time to process the request, and time to return the results to the server making the request.



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  the Commission. Confidential treatment has been requested with respect to the omitted portions.


Company Search Services Agreement

        This performance indicator is averaged for each hour of operation and will be measured as:

        Queries requested per hour/Query results returned within [*] > [*]%


    [ ] GoTo should not return results if the query latency exceeds [*]. Results returned after [*] will not be rendered.

[*] or an equivalent service will monitor the performance of the designated test URL [*]. In addition, Microsoft Search operations will work with GoTo to enable site and route monitoring between each company's data centers.

CAPACITY PLANNING

Microsoft will provide GoTo with semi-annual traffic estimates and peak-time information for search.msn.com [*]. This information covers such topics as peak queries per second and queries per day. GoTo will maintain required capacity for the service level required and provide Microsoft semi-annual updates regarding GoTo's capacity to support GoTo-in-a-Box.

SERVICE LEVEL AGREEMENT REVIEW PROCESS

If at any time either party considers that this SLA is not meeting its needs or expectations, both parties will come together to resolve and amend the Service Level Agreement in a mutually acceptable manner. The resulting changes will be communicated to the appropriate parties and this document will be amended. The review of this agreement will occur on an as-needed basis for the initial release and move toward a semi-annual review period when all parties agree it is appropriate.

COMPLIANCE METRICS

Microsoft and GoTo will establish compliance metrics that will be measured and evaluated by both parties and discussed in the SLA review process.

CORRECTIVE ACTION

In the event that a service level term is not met, the MSN Search Site Manager and the appropriate business PM owner(s) will set a review date to meet and discuss resolution. Changes to processes/procedures may be made if deemed appropriate by all parties.

ROLES AND RESPONSIBILITIES

MICROSOFT SUPPORT RESPONSIBILITIES

Microsoft search team will cover the following areas:

        -       Support of MSN Search platform Tier 1-3

        -       Support of GoTo-in-a-Box integration into MSN Search

        -       Information and planning

Initial point of contact at MSN Search for integration issues is [*]. This contact is only available during normal working hours.

The point of contact at MSN Search for business issues [*]. This contact is only available during normal working hours.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


Company Search Services Agreement

MICROSOFT SUPPORT ESCALATION PATH AND CONTACTS

Individual contact information for those associated with each tier of support is listed below for reference and escalation as needed.


    Name         Org.       Tier    Alias/ Group Alias       Work Phone      Mobile/Pager
    ----         ----       ----    ------------------       ----------      ------------
N/A               SOC        1         [*]                      [*]          N/A
[*]             CG Ops       2         [*]                      [*]          [*]
                (Primary)
[*]             CG Ops       2         [*]                      [*]          [*]
                (Primary)
[*]             Site         3         [*]                      [*]          [*]
                Manager
[*]              Site        3         [*]                      [*]          [*]
                Manager
                Backup


                                                                              Initial
Priority    Type         Description/Examples                                 Response
--------    ----         --------------------                                 --------
1           Mission      PRODUCTION SYSTEM IS DOWN or UNAVAILABLE           < [*]
            Critical

2           High         SIGNIFICANT BUSINESS IMPACT                        < [*]
                         -   Severely degrading response time.
                         -   Loss of service(s) - where a core part of the
                             system fails to function and affects users
                             system wide, e.g. high latency.
                         -   Low queries XML results due to database issues
                         -   Incorrect Results.
                         -   XML Formatting Issues

3           Normal       LOW business impact                                < [*]
                         -   Minor program bug
                         -   Research (information requests)
                         -   Minor Look & feel issues

4           Low          Negligible Business Impact                         < [*]
                         -   Research or informational request



* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Company Search Services Agreement

GOTO SUPPORT RESPONSIBILITIES

GoTo will provide the following support to Microsoft:

        -       24 hr support contact response as defined in this SLA

        -       Point-of-contact for information and planning

        - Notification of GoTo-in-a-Box code changes. For minor changes, GoTo will notify Microsoft at least three weeks in advance. For major changes, GoTo will notify Microsoft and the parties will agree to a mutually acceptable schedule. As part of this notification, and for quality assurance purposes, GoTo will provide test scripts and test cases.

GOTO SUPPORT ESCALATION PATH AND CONTACTS

GoTo will provide the following resources available to Microsoft in support of this SLA.


                            Area of                                            Estimated
Support Level             Responsibility            Contact Information      Response Time
-------------             --------------            -------------------      -------------
First Level         Available 24/7 for all issues     [*]                     [*]
Support             regarding system availability                             for all
Network             and outages. Can provide                                  inquiries.
Operations Center   information of known issues and
(NOC) with          verification of issues from
24-hour on-site     GoTo network side, and general
staff               outage triage. Beyond these
                    items, the NOC will escalate
                    issues to On-call system
                    engineers.

Second Level        Responsible for monitoring and    [*]                     [*]
Support             troubleshooting production                                for all
[*]                 front-end of all GoTo systems                             inquiries
[*]                 in the US. [*] provides                                   regarding
                    2nd-tier support across all                               system
                    systems in the production                                 outages.
                    environments.


Third Level         Responsible for all production    [*]                     [*] for
Support             operational components and                                issues
[*]                 systems globally.[*] would                                regarding
[*]                 provide escalation support for                            non-response.
                    failed responsiveness and                                 Next business
                    issues regarding overall                                  day for all
                    operations of the GoTo service.                           other issues.



Recommended contact procedure:

1.      Call to speak to an on-duty NOC staff in regards to the issue.

2. Send an e-mail to the NOC stating the issue with the approximate date and time and provide your internal trouble ticket number (if applicable) for the issue




* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Company Search Services Agreement

CONTACTS AND COVERAGE

SUPPORT/ESCALATION HOURS OF COVERAGE


                                Primary Hours of        Secondary Hours
Tier        Organization            Coverage              of Coverage
----        ------------        ----------------        ---------------
1        SOC                 [*]                      [*]

2        CG Ops              [*]                      [*]

3        Search Site         [*]                      [*]
         Manager

1        GoTo Support        [*]                      [*]

2        GoTo                [*]                      [*]

3        GoTo                [*]                      [*]


PRODUCTION SUPPORT MODEL

ESCALATION CLOSURE

Escalation requests carry varying levels of criticality, and resolution commitments are driven by the priority of each request. All parties will endeavor to close support requests within the following time frames, but at a minimum respond to incidents within the specified cycle time:


                                                                                 Cycle
Priority       Type                           Description                        Time
--------       ----                           -----------                        ----
1          Mission       Microsoft will choose this priority upon business      [*]
           Critical      escalation and for System Down or business
                         stoppages.

2          High          Significant business impact such as all users are      [*]
                         having a bad user experience due to high latency,
                         program bug or data inconsistency affecting
                         application availability system-wide.

3          Normal.       Minor business impact such as a minor program bug      [*]
                         with minimal user impact or minor data or formatting
                         look and feel inconsistencies. These issues tend to
                         minor that are recurring or have a standard work
                         around associated with them.

4          Low           Low or no user impact, such as a research request      [*]
                         issue. Microsoft will choose low status for all
                         issues that are of minimal revenue or strategic
                         impact.


Microsoft, based on the descriptions above, will set priority for each Service Request.

GoTo and Microsoft will be measured according to the following pulse metrics:


                 Result     Metric
                 ------     ------
                 Green      [*]% of Support Requests closed within SLA
                 Yellow     [*]% of Support Requests closed
                            within SLA
                 Red        [*]% of Support Requests closed within SLA


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


Company Search Services Agreement

                                    EXHIBIT C

                          COMPANY TRADEMARK GUIDELINES

Microsoft may use the Trademarks solely for the purpose authorized herein by Company and only in compliance with the specifications, directions, information and standards supplied by Company and modified by Company from time to time.

Microsoft agrees to comply with any reasonable requirements established by Company concerning the style, design, display and use of the Trademarks; to correctly use the trademark symbol (TM) or registration symbol (R) with every use of the trademarks, service marks and/or tradenames as part of the Trademarks as instructed by Company; to use the registration symbol (R) upon receiving notice from Company of registration of any trademarks, service marks and/or tradenames that are part of the Trademarks.

Microsoft may not alter the Trademarks in any manner, or use the Trademarks in any manner that may dilute, diminish, or otherwise damage Company's rights and goodwill in any Company trademark, tradename and/or service mark that are part of the Trademarks.

Microsoft may not use the Trademarks in any manner that implies sponsorship or endorsement by Company of services and products other than those provided by Company.


Company Search Services Agreement

                   FIRST AMENDMENT TO GOTO-IN-A-BOX AGREEMENT
                         BETWEEN MICROSOFT CORPORATION
                           AND GOTO.COM, INCORPORATED


        This first amendment to the GoTo-In-A-Box Agreement (the "Amendment") is entered into by and between MICROSOFT CORPORATION ("Microsoft") and GOTO.COM, INC. ("Company") as of the later of the two dates set forth below.

                                    RECITALS

        The parties entered into that certain GoTo-In-A-Box Agreement dated April 15, 2001 (the "Agreement");

        The parties desire to amend the Agreement on the terms and conditions provided herein;

        The parties hereby agree as follows:

                                    AMENDMENT

        1. Section 1.1 shall be deleted in its entirety and replaced with the following:

               "Baseline Click Through Rate" means the greater of (i) [*] and
               (ii) [*] of the Trial Period Click Through Rate. Both parties shall mutually determine and confirm in writing the Baseline Click Through Rate anytime before the entering into the GTIAB Term.

        2. Section 1.8 shall be deleted in its entirety and replaced with the following:

               "IE 4.x or 5.x" means the United States and Canadian versions of Microsoft Internet Explorer versions 4.0 or 5.0, as applicable, and any subsequent updates to such versions only, which are released during the Term of this Agreement and which offer MSN Search Pane (except for Search Services that are exclusively provided by and branded by other third parties).

        3. Section 3.2 shall be deleted in its entirety and replaced with the following:

               For the GTIAB Term, Company will pay to Microsoft on a monthly basis the greater of (i) [*] ("Fixed Payment") and (ii) [*] percent ([*]%) of Gross Revenue during the month ("Revenue Share Payment"), if [*] conditions are met for such month: [*]. If either of the [*] conditions is not met, then Company will pay to Microsoft on a monthly basis [*] percent ([*]%) of Gross Revenue during the month. Company will make all payments to Microsoft within forty-five (45) days after the end of each calendar month. If Microsoft fails to deliver the Guaranteed Queries by the end of the GTIAB Term, Microsoft will continue to provide Company placement on the MSN Search Pane until the Guaranteed Queries are delivered. During such extension period, Company will not be required to make any additional Fixed Payments but Company will continue to be required to make Revenue Share Payments.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


                                                          Microsoft Confidential

        4. Section 3.3 (Reporting) shall be deleted in its entirety and replaced with the following:

               On a monthly basis during the Term, Company shall report to Microsoft the number of Queries, the number of Click Throughs, and the Gross Revenue generated by GTIAB end-users. Such reporting shall be completed for each such month during the Term no later than [*] days following the end of the month.

        5. The second paragraph of Exhibit A, Section B (General Microsoft Obligations/Basic Placement) shall be deleted in its entirety and replaced with the following:

               During the Term, Microsoft will make reasonable commercial efforts not to make design changes (including, but not limited to, [*]) that reduce the Click Through Rate. If during the Term, any design or other change initiated by Microsoft causes the Click Through Rate to experience a decline greater than [*]%, and upon written notification from Company, Microsoft will make commercially reasonable efforts within a [*] period to return the Click Through Rate to where it was immediately prior to the design or other change. If, after this [*] period, the Click Through Rate is less than the Baseline Click Through Rate, and upon written notification from Company, Company's Fixed Payment requirements under Section 3.2 will be reduced by a corresponding percentage for the period of time that the Click Through Rate remains below the Baseline Click Through Rate.

        6. Exhibit A, Section C (Enhanced Placement) shall be deleted in its entirety and replaced with the following:

               During the GTIAB Term, Microsoft may make available to Company the option to have Company Search Results at the top of the MSN Search Pane, above Featured Sites in the space substantially similar to Featured Sites as shown in Figure 1. If Microsoft decides, at its sole discretion, to make such an offer, it will make the offer in writing and Company will negotiate in good faith with Microsoft to agree on an appropriate premium guarantee. But if the parties cannot agree, Microsoft has no obligation to provide the Enhanced Placement and Company has no obligation to provide a payment premium.


        7. The parties hereby agree and acknowledge that, pursuant to the terms of Sections 1.6 and 2.3, they are entering into the GTIAB Term, as defined in the Agreement.

        8. Defined terms herein shall have the same meaning as set forth in the Agreement, except as otherwise provided.

        9. This Amendment shall amend, modify and supersede to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment, the Agreement shall remain in full force and effect.


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                          Microsoft Confidential

        IN WITNESS WHEREOF, the parties have executed this Amendment as of the later of the two dates set forth below. All signed copies of this Amendment shall be deemed originals.


MICROSOFT CORPORATION                      GOTO.COM, INC.
One Microsoft Way                          74 N. Pasadena Avenue, Third Floor
Redmond, WA 98052                          Pasadena, CA 91103


By: /s/ John Krass                          By: /s/ Todd Tappin
   ----------------------------------         ----------------------------------
(Sign)                                             (Sign)


John Krass                                 Todd Tappin
-------------------------------------      -------------------------------------
Name (Print)                                Name (Print)


Business Mgr. MSN Search                   CFO
-------------------------------------      -------------------------------------
Title                                      Title


7/12/01                                    7/10/01
-------------------------------------      -------------------------------------
Date                                       Date



                                                          Microsoft Confidential

                                AMENDMENT NO. 2
                Effective Date of Amendment No. 2: June 18, 2002


This AMENDMENT NO. 2 ("Amendment No. 2") to the GoTo-In-A-Box Agreement dated April 15, 2001 (the "Agreement") is made by and between OVERTURE SERVICES, INC., a Delaware corporation ("Company"), and MICROSOFT CORPORATION, a Washington corporation ("Microsoft").

                                    RECITALS

The parties desire to amend the Agreement on the terms and conditions provided herein;

The parties hereby agree as follows:

                                    AMENDMENT

1. The GTIAB Term shall be extended for the period commencing on July 1, 2002 and ending on September 30, 2002 ("Extended GTIAB Term"), pursuant to the terms of the Agreement.

2. During the Extended GTIAB Term, Company will pay to Microsoft [*] percent ([*]%) of Gross Revenue. Payments are due within forty-five days after the end of each calendar month.

3. The parties anticipate issuing a joint press release, or separate press releases, regarding this Amendment No. 2. Neither party may issue a press release or make a public announcement(s) relating to either this Amendment No. 2 or the relationship established by this Amendment No. 2 without the express prior written consent of the other party, which consent will not be unreasonably withheld or delayed. If an objection to such a press release or public announcement(s) is not received within five (5) business days after notice of one party to the other, consent will be deemed granted.

4. Defined terms herein have the same meaning as set forth in the Agreement, except as otherwise provided.

5. This Amendment No. 2 amends modifies and supersedes to the extent of any inconsistencies, the provisions of the Agreement. Except as expressly amended by this Amendment No. 2, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the Amendment No. 2 Effective Date set forth above. All signed copies of this Amendment No. 2 are deemed originals. This Amendment No. 2 does not constitute an offer by


* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                            Overture - Microsoft Amendment No. 2
                                                         GoTo-In-A-Box Agreement


                                  CONFIDENTIAL
either party. This Amendment No. 2 is effective upon execution on behalf of Company and Microsoft by their duly authorized representatives.


MICROSOFT CORPORATION                     OVERTURE SERVICES, INC.
One Microsoft Way                         74 N. Pasadena Avenue, 3rd Floor
Redmond, WA 98052-6399                    Pasadena, CA 91103


By  /s/ John Krass                        /s/ Joshua Metzger
   -----------------------------------    --------------------------------------
(Sign)                                    (Sign)

John Krass                                Joshua Metzger
--------------------------------------    --------------------------------------
Name (Print)                              Name (Print)

Product Unit Mgr.                         Sr. VP Business Affairs
--------------------------------------    --------------------------------------
Title                                     Title

7/31/02                                   6/26/02
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Date                                      Date



                                            Overture - Microsoft Amendment No. 2
                                                         GoTo-In-A-Box Agreement


                                  CONFIDENTIAL



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